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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  September 30, 1997
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                         Century Pacific Housing Fund-I
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             (Exact name of registrant as specified in its charter)


          California                 33-11194               95-3938971
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(State or other jurisdiction     Commission File         (I.R.S. Employer
     of incorporation)                Number            Identification No.)


           1925 Century Park East, Suite 1760, Los Angeles, CA  90067
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code (310) 208-1888
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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Item 4.  Changes in Registrant's Certifying Account

Effective September 30, 1997, Century Pacific Housing Fund-I ("Fund-I") dismissed its former certifying accountants, Rubin, Brown, Gornstein & Co. LLP ("Rubin"), and appointed the firm of Novogradac & Company LLP ("Novogradac") to serve as its certifying accountants for its fiscal year ending March 31, 1998. The decision to change accountants was approved by the general partners of Fund-I.

During the fiscal year ended March 31, 1997, and the subsequent interim period preceding the date hereof, there were no disagreements between Fund-I and Rubin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rubin, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

Rubin's report on Fund-I's financial statements for the fiscal year ended
March 31, 1997 contained a modification as to uncertainty of Fund-I to continue as a going concern. Except as set forth above, Rubin's report on the above mentioned financial statements contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

There have been no events set forth in Item 304(a)(1)(v) of Regulation S-K that have occurred with respect to Fund-I within the last fiscal year and the subsequent interim period preceding the date hereof. Rubin was not the auditor of record prior to the fiscal year ending March 31, 1997.


Also during the fiscal year ended March 31, 1997, and the subsequent interim period preceding the date hereof, Fund-I did not consult Novogradac regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CENTURY PACIFIC HOUSING FUND-I
                              (Registrant)


Dated:  October 10, 1997      By:  /s/ Irwin Jay Deutch
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                                   Irwin Jay Deutch
                                   Managing General Partner